SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 5, 2009
Date of report (Date of earliest event reported)
SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
License and Development Agreement
     On October 5, 2009, SurModics, Inc. (the “Company” or “SurModics”) entered into a License and Development Agreement (the “License Agreement”) with F. Hoffmann-La Roche, Ltd. (“Roche”) and Genentech, Inc., a wholly-owned member of the Roche Group (“Genentech”). Under the terms of the License Agreement, Roche and Genentech will have an exclusive license to develop and commercialize a sustained drug delivery formulation of Lucentis® (ranibizumab injection) utilizing SurModics’ proprietary biodegradable microparticles drug delivery system. The License Agreement further provides Roche and Genentech with opportunities to develop additional compounds for the treatment of ophthalmic diseases.
     Under the terms of the License Agreement, the parties agreed as follows:
•	Roche and Genentech agreed to pay SurModics an up front licensing fee of $3.5 million;

•	SurModics is eligible to receive potential payments of up to approximately $200 million in fees and milestone payments in the event of the successful development and commercialization of multiple products;

•	Roche and Genentech will pay SurModics for its development services;

•	Roche and Genentech will have the right to obtain manufacturing services from SurModics; and

•	Roche and Genentech also agreed to pay SurModics royalties on net sales of licensed products.
     Roche’s and Genentech’s obligations to pay SurModics royalties exist on a product-by-product and country-by-country basis generally until the expiration of the patent rights licensed under the License Agreement or for other predefined periods, and are subject to customary terms and conditions.
     The License Agreement may be terminated by either SurModics, or Roche and Genentech based upon specified uncured breaches by the other party, or by Roche and Genentech at any time upon providing SurModics with advance notice of the termination.
     SurModics has retained and reserved all rights not explicitly granted to Roche and Genentech under the License Agreement, including the right to research, develop or commercialize (or grant such rights to third parties) its biodegradable microparticles drug delivery system with compounds or for other purposes not expressly granted to Roche and Genentech under the License Agreement.
Master Services Agreement
     On October 5, 2009, in connection with the License Agreement, SurModics entered into a Master Services Agreement (the “Services Agreement”) with Roche and Genentech. Under the terms of the Services Agreement, SurModics will provide certain services and will also supply products and raw materials, in each case, in connection with the products being developed under the License Agreement. Roche and Genentech will compensate SurModics for its services and for the supply of products and/or raw materials generally on a time and material basis.
     The Services Agreement may be terminated by either SurModics, or Roche and Genentech based upon specified uncured breaches by the other party, or by Roche and Genentech at any time upon providing SurModics with advance notice of the termination.
     The foregoing descriptions of the License Agreement and Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each document. Copies of the License Agreement and Services Agreement, with the exception of certain information contained therein that may be excluded pursuant to a request for confidential treatment made to the Securities and Exchange Commission, will be filed as an exhibit to SurModics’ Annual Report on Form 10-K for the year ended September 30, 2009.
     SurModics’ press release announcing the Company’s arrangements with Roche and Genentech is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated October 6, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: October 9, 2009	/s/ Bryan K. Phillips
Bryan K. Phillips
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 6, 2009.